                                                                   EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Capital Markets Assurance Corporation:

We consent to the use of our report included in the NationsCredit
Securitization Corporation Form S-3 and to the reference to our firm under the heading "Experts" in the prospectus filed in connection with the registration of the NationsCredit Grantor Trust 1997-2.





/s/ KPMG PEAT MARWICK LLP


New York, New York
October 8, 1997